Exhibit 10.37

SIXTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This Sixth Amendment to Employment Agreement (the “Sixth Amendment”) is made and entered into as of August 20, 1998, by and between KENNEDY-WILSON, INC., A Delaware corporation, with its principal office located in Santa Monica, California (the “Company”), and WILLIAM J. McMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended January 1, 1993, January t, 1994, March 31, 1995, January 1, 1996, and May 19, 1997, providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Bonus Structure.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of August 21, 1998 as follows:

1.                                       Section 4(h) the annual bonus is amended such that the existing bonus cap at $17.SIvflvI for 1998 and $22.5MM for 1999 is deleted and the following bonus cap is inserted in lieu thereof:

1998 Bonus: 20% of profits of 3MM to 25MM

1999 Bonus: 20% of profits of 3MM to 35MM

Bonus calculations are to be based on Company profit; pre-tax, pre-bonus paid to all other employees, pre-reserves and pre-Company contributions to the Deferred Compensation Plan.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment as of the date first above written.

COMPANY	ATTEST:
KENNEDY-WILSON, Inc. a Delaware corporation	/s/ Kent Y. Mouton
/s/ James C. Ozello, Acting Secretary	Chairman, Compensation
Compensation Committee	Committee

EMPLOYEE	/s/ Freeman Lyle
/s/ William J. McMorrow, Chairman	Senior Managing Director, and Chief Financial Officer